                                                 Portions   of   this   document
                                                 indicated  by an ++  have  been
                                                 omitted  and  filed  separately
                                                 with   the    Securities    and
                                                 Exchange Commission pursuant to
                                                 a  request   for   confidential
                                                 treatment of such information.

                                  EXHIBIT 10.1

                           EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement, dated April 22, 2003, ("Agreement") is entered into by and between Scanis, Inc., a corporation organized and existing under the laws of the State of California, having its principal place of business and chief executive office at 1111 Triton Drive, Suite 201, Foster City, CA 94404 (hereinafter referred to as "SCANIS") and iCAD, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business and chief executive office at 4 Townsend West, Suite 17, Nashua, NH 03063 (hereinafter referred to as "ICAD").

                                    STATEMENT

SCANIS is the owner of all right,  title and interest in and to U.S.  Patent No.
5,212,637 issued on May 18, 1993, entitled "Method Of Investigating Mammograms For Masses And Calcifications, And Apparatus For Practicing Such Method". By License Agreement dated February 18, 2003 ("Non-Exclusive License"), SCANIS has granted certain non-exclusive rights to the Licensed Patent to ICAD. SCANIS now desires to grant and ICAD desires to receive an exclusive license under such patent and any related patents to manufacture, market, and sell products incorporating the invention claimed in such patent and any related patents.

Now, therefore, in consideration of the mutual promises herein contained, the parties agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning indicated below:

          a. "Licensed Patent" shall mean U.S. Patent No. 5,212,637 issued on May 18, 1993, entitled "Method Of Investigating Mammograms For Masses And Calcifications, And Apparatus For Practicing Such Method", along with any and all parents, divisions, continuations, continuations-in-part, reissues, and reexaminations of that patent.

          b. "Licensed Patent Rights" shall mean the rights which are held or which come to be held by SCANIS and its successors and assigns by virtue of its ownership of the Licensed Patent.

          c. "Licensed Products" shall include equipment, software, firmware and methods for medical imaging and/or analysis, whether those products presently exist or are developed in the future, that contain, reduce to practice or otherwise incorporate some or all inventions that are subject to the Licensed Patent or the Licensed Patent Rights.

          d. "Effective Date" shall mean the date on which the last party to this Agreement executes this Agreement.

     2.   WARRANTIES.

          a.   SCANIS warrants and represents as follows:

               i. that it is the sole and exclusive owner of the entire right, title, and interest in and to the Licensed Patent and the Licensed Patent Rights and to the invention disclosed and claimed therein;

               ii. that it has the right to enter into this Exclusive License Agreement with ICAD;

               iii. that   there   are   no   liens,   conveyances,   mortgages,
                    assignments, encumbrances or other interests or agreements which would prevent or impair the full and complete exercise by ICAD (including its sub-licensees) of all rights and licenses granted by SCANIS in this Agreement;

               iv. that it has not entered into, and shall not enter into, any agreements or licenses which would interfere with the rights and licenses granted pursuant to this Exclusive License Agreement for the full term of this Agreement;

               v. that as of the Effective Date of this License Agreement, it does not own or control any other patent or patent application relating to software or methods for medical imaging, except as otherwise disclosed to ICAD.

               vi. that as of the Effective Date of this License Agreement, it has not received an assertion from any third party, nor an opinion from its counsel, that the Licensed Patent or the Licensed Patent Rights are invalid or unenforceable for any reason.

               vii. that  its  entry  into  this  License   Agreement   and  the
                    performance of its obligations under this Agreement will not constitute a breach of or default of any agreement to which it is bound or a violation of any court or administrative order or decree to which it is subject, nor require any consent, application, or grant of authority from any person or entity; and

               viii. that it knows of no claim,  proceeding, or litigation  that could materially and adversely affect its ability to execute or perform its obligations under this Agreement.

               ix. that the Board of Directors of Scanis, Inc. has approved this License Agreement.

          b.   ICAD warrants and represents as follows:

               i. that it has the right to enter into this Agreement with SCANIS;

               ii. that ICAD's entry into this Agreement and the performance of ICAD's obligations under this Agreement will not constitute a breach of or default of any agreement to which it is bound or a violation of any court or administrative order or decree to which it is subject ;

     3. LICENSE, RELEASE AND COVENANT.

          a. SCANIS, on behalf of itself and its successors and assigns in the Licensed Patent and Licensed Patent Rights, hereby grants to ICAD an exclusive world-wide, irrevocable, assignable and sublicensable license to and with respect to the Licensed Patent and the Licensed Patent Rights, and to Manufacture/Sale the Licensed Products.

          b. SCANIS further grants to ICAD the right at its expense to cause SCANIS to file for reexamination or re-issue of the Licensed Patent, to permit ICAD to file for reexamination or re-issue of the Licensed Patent in SCANIS' name, as well as the right to defend/prosecute any reexamination or re-issue of the Licensed Patent in SCANIS' name. SCANIS shall Cooperate with ICAD in any of these events.

          c. ICAD agrees for itself and its successors and assigns that it will not at any time or in any capacity assert any claim or commence or prosecute any action, suit, or proceeding against SCANIS or against any direct or indirect, immediate or remote, end user, distributor, customer, dealer, or supplier of SCANIS, for infringement of the Licensed Patent Rights by the direct and/or contributory infringement or by inducement arising out of the manufacture, use, sale, offer for sale, lease, import, export, or other disposition ("Manufacture/Sale") of Licensed Products made, used, sold, offered for sale, leased, imported, exported, or otherwise disposed of by or on behalf of SCANIS. (the "Non-Assertion Agreement"). The Non-Assertion Agreement shall be applicable only to Computer Aided Detection Systems (as that term is generally understood in the industry) incorporating Scans' proprietary computer aided detection software, manufactured and sold by Scans, its subsidiaries, distributors and resellers.

          d. In the event of the acquisition of substantially all of SCANIS' assets or business by any third party, SCANIS may assign its entire right, title, and interest (expressly subject to this Agreement and the Non-Exclusive License) in the Licensed Patent and the Licensed Patent Rights to such purchaser and the Non-Assertion Agreement shall be thereafter be applicable to manufacture and sales with respect to the purchaser but only to the extent of the number of units of Computer Aided Detection Systems sold by SCANIS at the time of such acquisition, plus annual increases thereafter equal to the greater of (1) SCANIS' growth rate in the number of units of Computer Aided Detection Systems sold by SCANIS during the twelve (12) months prior to the acquisition in the US, and (2) the rate in the number of units of Computer Aided Detection Systems sold by the overall market during the twelve
               (12) months prior to the acquisition. Otherwise, the Non-Assertion Agreement shall not be assignable, acquirable or assumable.

          e. SCANIS shall have no right to license or sub-license the Licensed Patent or the Licensed Patent Rights.

     4.   CONSIDERATION.  In  consideration  of the license  granted  under this
          Agreement,   SCANIS  shall  be  entitled  to  receive  the   following
          consideration:

          a. An initial License Fee of ++, paid to SCANIS by ICAD upon execution of this Exclusive License Agreement, and refundable by SCANIS to ICAD within thirty (30) days after cancellation of this Exclusive License Agreement as set forth herein at section 5(b).

          b. An additional and final license fee of ++ payable upon completion of those conditions set forth at section 5(a), ++ within five (5) days after satisfaction of such conditions and the balance payable within thirty (30) days thereafter.

          c.   ICAD agrees to pays to SCANIS an additional royalty equal to ++.

     5.   CONDITIONS PRECEDENT TO COMPLETION; CANCELATION

          a. ICAD's obligation to make payments as set forth at section 4(b) are contingent on satisfaction of the following within fourteen
               (14) days after the Effective Date, which such conditions may be waived by ICAD:

               i. Patent Office and UCC checks confirming that no security interests exist with respect to the Licensed Patent;

               ii. Opinion of SCANIS' counsel in a form reasonably satisfactory to ICAD with respect to the due authorization, enforceability, binding effect and validity in accordance with its terms of this Exclusive License Agreement.

          b. In the event that the conditions set forth at section 5(a) are not satisfied as aforesaid, ICAD may cancel this Exclusive License Agreement without further obligation by written notice to SCANIS, and SCANIS shall be obligated to repay the initial License Fee as set forth at section 4(a), within thirty (30) days after such written notice. At the written election of SCANIS, such License Fee payment obligation may be converted to a 12-month term loan at an interest rate of 5% per annum, compounded monthly and payable in equal monthly installments.

     6. TERM. The term of this Agreement, the licenses, and Non-Assertion Agreement granted herein shall exist from and including the Effective Date to and including the expiration date of the Licensed Patent and until all claims for alleged infringement of all the Licensed Patent and Licensed Patent Rights are barred by U.S. laws and the U.S. patent statute.

     7.   PATENT ENFORCEMENT.

          a. If SCANIS becomes aware that any third party is infringing or may be infringing upon the Licensed Patent or Licensed Patent Rights, SCANIS agrees that it will provide ICAD with written notice of such infringement. SCANIS agrees that it will provide ICAD with such a notice of infringement promptly, but in any event by no later than ten (10) days after it becomes aware of such infringement.

          b. ICAD shall have the sole right at its expense to enforce and defend the Licensed Patent and Licensed Patent Rights within the United States related to past, present, or future infringement. In this regard, ICAD shall have the sole right to take any action in response to actual or possible past, present, or future infringement of the Licensed Patent or Licensed Patent Rights, including but not limited to the right to make, in its sole discretion, all decisions as to: (i) whether to commence an action, suit, or proceeding against any infringer of these rights and/or defend against an action, suit, or proceeding brought by a third party; (ii) the manner in which it conducts this action, suit, or proceeding; (iii) whether to resolve such action, suit, or proceeding through settlement; and (iv) the terms under which it may settle such action, suit, or proceeding. ICAD reserves the right, in its sole discretion, to resolve any threatened or pending legal action pertaining to the Licensed

               Patent and the Licensed Patent Rights by granting a license to such third party on terms ICAD deems to be acceptable.

          c. SCANIS shall cooperate with ICAD in any action, suit, or proceeding, including permitting ICAD to prosecute and/or defend in SCANIS' name, add SCANIS as an indispensable party, provide ICAD with access and copies of any relevant documents, witnesses, or other materials that are reasonably required to prosecute and/or defend ("Cooperate").

     8.   RELATIONSHIP OF THE PARTIES.

          a. Nothing contained in this Agreement shall be deemed to (i) make either party or any employee of such party the agent, employee, joint venture or partner of the other party; (ii) provide either party or any employee of such party with the power or authority to act on behalf of the other party or to bind the other party to any contract, agreement or arrangement with any other person.

          b. All personnel employed or otherwise engaged by either party shall be the agents, servants, and employees of such party only, and the other party shall incur no obligations or liabilities, express or implied, by reason of the conduct of such personnel.

     9. WAIVER. Waiver by either party hereto of any breach or default by the other party of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. A party may only be deemed to have waived any breach or default by the other party if that waiver is in writing and is signed by that party.

     10. COSTS AND EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the performance of its obligations under this Agreement.

     11. ENTIRE AGREEMENT. This Agreement and the Non-Exclusive License represents the entire understanding and agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous negotiations, representations, and agreements made by and between the parties concerning that subject matter. No alteration, amendment or modification of any of the terms or provisions of this Agreement shall be valid unless made pursuant to an instrument in writing signed by each of the parties hereto; provided, however, that the waiver by either party hereto of compliance by the other party with any provision hereof or of any breach or default of such other party need be signed only by the party waiving such provision, breach or default. In the event of a conflict between the Non-Exclusive License and this Agreement, this Agreement shall control, provided that consideration and royalties provided for from ICAD to SCANIS in the Exclusive License Agreement shall be in addition to consideration of any kind provided for from ICAD to SCANIS in the Non-Exclusive Agreement.

     12. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding that state's conflict of laws principles.

     13. NON-ASSIGNMENT. Except as expressly provided herein, or at section 3(d), SCANIS may not assign, transfer, encumber, or sub-license its rights under this Agreement to any other person or entity, whether by operation of law or otherwise, without the prior written consent of ICAD, which may be withheld in ICAD's sole discretion. Any assignment or purported assignment by SCANIS in violation of this paragraph shall be null and void. ICAD may freely share, assign, or transfer its interests or this Agreement.

     14. NOTICES. All notices provided for in this Agreement shall be in writing and effective when they are served either by personal delivery, or sent by letter by overnight courier service with acknowledgment of receipt required and simultaneously sent by facsimile to the receiving party as of the date of the signing or first refusal to sign the return receipt, to the following people at the following address:

                         If to ICAD:

                         Chief Executive Officer
                         iCAD, Inc.
                         4 Townsend West, Suite 17, Nashua, NH 03063
                         Fax: (603) 880-3843

                         With a required copy to:
                         Robert Mittman
                         Blank Rome LLP
                         The Chrysler Building
                         405 Lexington Avenue
                         New York, NY 10174

                         If to SCANIS:
                         Chief Executive Officer
                         SCANIS, INC.
                         1111 Triton Drive, Suite 201, Foster City, CA 94494
                         Fax: (650) 378-4109

          or such other addresses either party shall hereinafter designate in writing to the other party.

     15. INVALIDITY OF PROVISIONS. If a court or other body of competent jurisdiction determines that any provision of this Agreement is unenforceable, it is agreed that such unenforceability shall not invalidate the whole agreement, but this Agreement shall be construed as to that situation as if it did not contain such provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly, but such provisions and the rights and obligations of the parties hereto shall not be affected as to other situations where the provision is not unenforceable.

     16. BANKRUPTCY. The parties understand that all rights and licenses granted hereunder are licenses to rights to intellectual property under Section 365(n) of the Bankruptcy Act and, therefore, if SCANIS becomes subject to bankruptcy proceedings, ICAD shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code as licensees of that intellectual property.

     17. RIGHT OF FIRST REFUSAL/OPTION TO PURCHASE LICENSED PATENT. In the event that SCANIS proposes to sell, transfer, or assign the Licensed Patent or the Licensed Patent Rights, it shall give written notice of the potential sale, transfer, or assignment to ICAD. ICAD shall have thirty (30) days from receipt to give written notice to SCANIS that it will purchase the Licensed Patent or the Licensed Patent Rights on the same price terms as the proposed sale, transfer, or assignment. If ICAD declines the offer by written notice to SCANIS or fails to respond within thirty (30) days, SCANIS may complete its proposed transaction with that proposed buyer or assignee on substantially the same terms as contained in the notice to ICAD of the proposed sale, transfer, or assignment. In the event that SCANIS ceases to do business, if a petition in bankruptcy has been filed by or against it (if it is an involuntary petition, it is not dismissed within 60 days) or it has made an assignment for the benefit of creditors, or a receiver has been appointed for the other party or any substantial portion of other party's property, then ICAD shall have an option, in its sole discretion, for 60 days after written notice of such event to purchase the Licensed Patent and the Licensed Patent Rights for the fair market value of the Licensed Patent and the Licensed Patent Rights at that time, based on a fair appraised value.

     18. ATTORNEYS' FEES. If any action is commenced to enforce or construe this Agreement, the Party who substantially prevails in that action shall be entitled to recover all costs and expenses that Party incurs in the prosecution or defense of that action, including but not limited to reasonable attorneys' fees, in addition to any other relief to which that Party is entitled.

     19. LATE PAYMENTS. Amounts owing under this Agreement that are not made when due shall accrue interest at a rate of one percent (1.0%) per month or the maximum amount of interest allowed under applicable law (whichever is less) until such amounts are paid in full.

     20. TITLES. All titles used in this Agreement herein are for the convenience of reference only and shall not affect the construction of this Agreement.

     21. DUPLICATE ORIGINALS. This Agreement shall be executed in duplicate originals and may first be delivered by facsimile. Execution of this Agreement by the parties and delivery thereof by facsimile shall be valid and binding as of the Effective Date, which will be inserted in the preamble. This Agreement may be executed separately by each of the parties and exchanged by facsimile to establish the Effective Date. Within thirty (30) days of facsimile execution, the parties shall deliver and exchange fully executed originals of the Agreement.

     22. INDEPENDENT RIGHT OF ENFORCEMENT. In the event that Scanis identifies what it deems to be an infringement of the Licensed Patent, and provides iCAD with written notice thereof, iCAD shall inform Scanis in writing as to whether iCAD will seek to enforce such Licensed Patent with respect to such alleged infringer, whether by litigation or negotiation or otherwise. In the event that iCAD so informs Scanis that iCAD will not seek to so enforce such Licensed Patent with respect to such alleged Infringer, Scanis shall have all rights permitted by applicable law to seek, at its own expense, to enforce such Licensed Patent against such alleged Infringer. In the event Scanis so enforces the Licensed Patent and secures any damages, or royalties with respect thereto, Scanis shall retain such damages or royalties.

         ++

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, in duplicate, by their duly authorized officers or representatives.

SCANIS, INC.

By:   /s/  Robert L. Chapman
  -------------------------------------------------------
  Robert L. Chapman, Chairman and Chief Executive Officer

Witness:  /s/ Margaret Ferris
       --------------------------------------------------

iCAD, Inc.

By:  /s/ W. Scott Parr
  -------------------------------------------------------
      W. Scott Parr, President & CEO

Witness:  /s/ Meredith A. A. Parr
       --------------------------------------------------